Pre-Ordering Cooperation Agreement

Party A: Wunong Technology (Shenzhen) Co., Ltd.

Party B: Jilin Original Ecological Agriculture Technology Development Co., Ltd.

Article 1, General Provisions

In accordance with the provisions of the Advertising Law and Contract Law of the People's Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality and voluntariness, enter into the Pre-Ordering Cooperation Agreement (“Agreement”) through friendly consultation:

Article 2. Scope of Cooperation

(1) Party B authorizes Party A to promote and sell rice on Wunong’s website via its pre-ordering service.

(2)

(3) From full execution of this Agreement to December 31, 2019, Party A is responsible for pre-ordering planning for Party B. The specific terms and conditions of the pre-ordering plan will be determined through consultation between the two parties according to the business situation. Party B is responsible for providing the relevant introduction and materials required for the pre-ordering plan.

Article 3. Payment

(1) From the date of signing the contract, the revenues generated from the pre-ordering service on Wunong’s website will be counted and settled on the 1st and 15th of each month according to the normal business settlement. Each settlement will be counted, 50% of which will be paid to Party B as 1st installment. On October 1, 2019, Party A shall pay 30% of the pre-ordered rice as 2nd installment to Party B. Party A shall provide special VAT invoice to Party B based on the actual amount of rice to be delivered monthly to the customers per order. As of December 31, 2019, the balance in the amount of 20% of the pre-ordered rice will be paid to Party B.

Payment method: wire transfer.

Payment time: before May 15

Party B Opening Bank: China Minsheng Bank Co., Td. Changchun High-tech Sub-branch

Party B Account No.: 694190997

Party B’s name: Jilin Original Ecological Agriculture Technology Development Co., Ltd.

Article 4. The rights and obligations of both parties

(1) If necessary, Party B should communicate with Party A seven business days before the date of publication so that Party A can have sufficient time to prepare for Party B's publication of information.

(2) After the information is sorted out by Party A, Party B will send it to Party B by electronic documents one day before Party B needs to publish it. Party B will confirm the information and Party A and Party B will publish it after they confirm that it is correct.

(3) The information provided by Party B to Party A shall comply with the Advertising Law and the relevant laws and regulations of the State to ensure the authenticity and validity of the information manuscripts provided by Party B, and does not violate the law or infringe on the legal rights of any third party (including but not limited to copyright, trademark right, name right, and reputation right). If the dispute arises from violation of this item and causes losses to Party A, Party B shall assume full responsibility. Party A has the right to review the contents or forms of the contracts and the right to request Party B to make changes to same. Party A has the right to refuse to organize and publish the information before modifications are made.

Article 5. Liability for Breach of Contract

(1) Party B shall be responsible for the authenticity, legality and possible infringement of the information provided by Party B.

(2) If Party A fails to comply with the contract, Party B shall bear the economic losses caused by it (except for force majeure factors).

Article 6. Dispute

Any dispute arising out of or in connection with the performance of this Agreement, the parties shall resolve it through negotiation. Should negotiation fail, the parties shall handle it through the second method as below: 1) go to the arbitration commission for arbitration; 2) go to the People’s Court where Party A locates.

Article 7. Confidentiality

Party A shall keep all trade secrets confidential and shall not disclose them to any third part, unless otherwise stipulated in the current laws and regulations of China or agreed by the other party in writing. Party B shall not disclose the price set forth in the Agreement to any third party.

Article 8. Supplementation and Amendment

This Agreement may be amended or supplemented in writing according to the opinions of the parties, and the supplementary agreement thus formed has the same legal effect as this Agreement.

Article 9. Miscellaneous

(1) This Agreement shall come into effect on the day when the authorized representatives of Party A and Party B sign and seal it. This Agreement is in duplicate, with each party holding one.

(2) If there are many matters uncovered in the Agreement, the parties may, according to the specific circumstances and in accordance with the relevant provisions, agree on the supplementary provisions as an annex to this Agreement, which shall have the same legal effect as the Agreement.

Party A: Wunong Technology (Shenzhen) Co., Ltd.

Legal representative:

Contact Person:

Seal:

Date:

Party B: Jilin Original Ecological Agriculture Technology Development Co., Ltd

Legal representative:

Contact Person:

Seal:

Date: